                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A





                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: December 14, 1999
                                        -----------------



                          Liberty Group Operating, Inc.
       ------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                  333-46959                   36-4197636
----------------------------       -----------              -----------------
(State or Other Jurisdiction       (Commission               (IRS Employer
    of Incorporation)              File Number)            Identification No.)



 3000 Dundee Road, Northbrook, Illinois                            60062
----------------------------------------                        ----------
(Address of Principal Executive Offices)                        (Zip Code)

        Registrant's telephone number, including area code (847) 272-2244
                                                           --------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) On October 1, 1999 the Registrant (through wholly-owned subsidiaries) consummated an exchange of assets with Lee Enterprises, Incorporated. The Registrant transferred to Lee Enterprises substantially all the assets used in, and the liabilities related to, the publication, marketing and distribution of six local newspapers and related publications in Beatrice, Nebraska, together with $8.4 million in cash. In exchange, the Registrant accepted substantially all the assets used in, and the liabilities related to, the publication, marketing and distribution of ten local newspapers and related publications in Kewanee and Geneseo, Illinois and Ottumwa, Iowa.

         In addition, on October 1, 1999 the Registrant also consummated the acquisition from Lee Enterprises of substantially all the assets used in, and the liabilities related to, the publication, marketing and distribution of four local newspapers and related publications in Aledo, Illinois. The purchase price was $900,000 in cash paid at the closing.

         At the closing of the asset exchange and asset purchase, Lee Enterprises paid to the Registrant $52,980 in cash which is the estimated amount by which the net working capital of the publication groups transferred to Lee Enterprises exceeded the net working capital of the publication groups transferred to and purchased by the Registrant. A final accounting for the adjustment for the net working capital of the publication groups is to be made no later than the 90th day after the closing.

         The assets transferred to Lee Enterprises by the Registrant had an approximate book value of $13.5 million and the assets transferred to and purchased by the Registrant had an approximate fair value of $22.8 million.

         Prior to this transaction, no material relationship existed between the Registrant and Lee Enterprises, or between any affiliates of such entities.

         The funds for the exchange and purchase by the Registrant were provided under a credit facility in place which is led by Citicorp USA, Inc., as administrative agent.

(b) The Registrant intends to continue to use the acquired assets for the same purposes as previously used by Lee Enterprises.

         The foregoing brief summary of the terms of the asset exchange and the asset purchase is qualified in its entirety by reference to the provisions of, respectively, the Asset Exchange Agreement dated as of August 26, 1999 between Liberty Group Publishing, Inc. and Lee Enterprises, Incorporated, a Delaware corporation, and the Asset Purchase Agreement dated as of August 26, 1999 between Liberty Group Publishing, Inc. and Lee Enterprises, each of which was filed as an exhibit to the Registrant's Form 8-K filed October 15, 1999 and is incorporated by reference herein.

Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Lee Enterprises Certain Publishing Operations (Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois)

           Combined Statements of Net Assets as of September 30, 1998 and 1999

           Combined Statements of Income for the years ended September 30, 1998 and 1999

           Combined Statements of Changes in Net Assets for the years ended September 30, 1998 and 1999

           Combined Statements of Cash Flows for the years ended September 30, 1998 and 1999

           Notes to Combined Financial Statements

(b)        Pro Forma Financial Information

           Pro Forma Consolidated Balance Sheet as of September 30, 1999 (unaudited)

           Pro Forma Consolidated Statements of Operations for the year ended December 31, 1998 (unaudited) and the nine months ended September 30, 1999 (unaudited)

           Notes to Unaudited Pro Forma Consolidated Financial Statements

(c) Exhibits (incorporated by reference from exhibits included in the Registrant's Form 8-K filed October 15, 1999)

           2.1 Asset Exchange Agreement, dated as of August 26, 1999, between the Liberty Group Publishing, Inc. and Lee Enterprises, Incorporated

           2.2 Asset Purchase Agreement, dated as of August 26, 1999, between the Liberty Group Publishing, Inc. and Lee Enterprises, Incorporated

                 LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS

           (OTTUMWA, IOWA AND KEWANEE, ALEDO, AND GENESEO, ILLINOIS)

                                FINANCIAL REPORT

                               SEPTEMBER 30, 1999

                                    CONTENTS


--------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                         1
--------------------------------------------------------------------------------

FINANCIAL STATEMENTS


     Combined statements of net assets                               2

     Combined statements of income                                   3

     Combined statements of changes in net assets                    4

     Combined statements of cash flows                               5

     Notes to combined financial statements                      6 - 8

--------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT





To the Board of Directors
Lee Enterprises, Incorporated
Davenport, Iowa



We have audited the accompanying combined statements of net assets of Lee Enterprises Certain Publishing Operations (Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois) (not a legal entity, see Note 1) as of September 30, 1998 and 1999, and the related statements of income, changes in net assets, and cash flows for the years then ended. These financial statements are the responsibility of Lee Enterprises Certain Publishing Operations (Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois)'s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the net assets of Lee Enterprises Certain Publishing Operations (Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois) as of September 30, 1998 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                              /s/ McGladrey & Pullen LLP


Davenport, Iowa
November 24, 1999

LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS
(OTTUMWA, IOWA AND KEWANEE, ALEDO, AND GENESEO, ILLINOIS)

COMBINED STATEMENTS OF NET ASSETS
SEPTEMBER 30, 1998 AND 1999
(DOLLARS IN THOUSANDS)



ASSETS                                                   1998    1999
-----------------------------------------------------------------------
Current Assets:
   Cash                                                 $  295   $  271
   Trade receivables, including amounts due from
     affiliates 1998 $58; 1999 $5, less allowance for
     doubtful accounts 1998 $116; 1999 $132                936      921
   Inventories                                             126       56
   Prepaid expenses                                         96       37
                                                        ---------------
          TOTAL CURRENT ASSETS                           1,453    1,285
                                                        ---------------


Property and Equipment:
   Land and improvements                                   153      110
   Buildings and improvements                            1,150    1,094
   Equipment                                             2,314    2,106
                                                        ---------------
                                                         3,617    3,310
   Less accumulated depreciation                         2,604    2,546
                                                        ---------------
                                                         1,013      764
                                                        ---------------


Intangible Assets, net of accumulated amortization         800      721
                                                        ---------------
                                                        $3,266   $2,770
                                                        ===============


LIABILITIES AND NET ASSETS
-----------------------------------------------------------------------
Current Liabilities:
   Accounts payable, including amounts due to
     affiliates 1998 $18; 1999 $10                      $  307   $  109
   Compensation and other accruals                         299      175
   Unearned income                                         683      674
                                                        ---------------
          TOTAL LIABILITIES                              1,289      958
                                                        ---------------


Net Assets                                               1,977    1,812
                                                        ---------------
                                                        $3,266   $2,770
                                                        ===============



See Notes to Combined Financial Statements.

LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS
(OTTUMWA, IOWA AND KEWANEE, ALEDO, AND GENESEO, ILLINOIS)

COMBINED STATEMENTS OF INCOME
YEARS ENDED SEPTEMBER 30, 1998 AND 1999
(DOLLARS IN THOUSANDS)



                                                         1998      1999
------------------------------------------------------------------------
Revenue:
   Advertising                                         $ 6,716   $ 6,718
   Circulation                                           2,833     2,674
   Other                                                   736       780
                                                       -----------------
                                                        10,285    10,172
                                                       -----------------

Operating expenses:
   Compensation costs including expenses from parent
     1998 $347; 1999 $430                                4,193     4,323
   Newsprint and ink                                       631       488
   Depreciation                                            312       288
   Amortization of intangibles                              82        79
   Other, including printing services purchased from
     affiliates 1998 $800; 1999 $855                     3,686     3,798
                                                       -----------------
                                                         8,904     8,976
                                                       -----------------
          INCOME BEFORE INCOME TAXES                     1,381     1,196


Income tax expense                                         539       466
                                                       -----------------
          NET INCOME                                   $   842   $   730
                                                       =================



See Notes to Combined Financial Statements.

LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS
(OTTUMWA, IOWA AND KEWANEE, ALEDO, AND GENESEO, ILLINOIS)

COMBINED STATEMENTS OF CHANGES IN NET ASSETS
YEARS ENDED SEPTEMBER 30, 1998 AND 1999
(DOLLARS IN THOUSANDS)


                                                1998       1999
----------------------------------------------------------------
Balance, beginning                            $ 1,920    $ 1,977
   Net income                                     842        730
   Transfers to parent, net                    (1,324)    (1,361)
   Income tax expense transferred to parent       539        466
                                              ------------------
Balance, ending                               $ 1,977    $ 1,812
                                              ==================


See Notes to Combined Financial Statements.

LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS
(OTTUMWA, IOWA AND KEWANEE, ALEDO, AND GENESEO, ILLINOIS)

COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1998 AND 1999
(DOLLARS IN THOUSANDS)


                                                         1998       1999
-------------------------------------------------------------------------
Cash Flows from Operating Activities:
   Net income                                          $   842    $   730
   Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization                         394        367
     (Gain) on sale of property and equipment               -         (21)
     Income tax expense transferred to parent              539        466
     Change in assets and liabilities:
       (Increase) decrease in receivables                  (78)        15
       Decrease in inventories                               9         70
       (Increase) decrease in prepaid expenses             (19)        59
       (Decrease) in accounts payable, accrued
         expenses and unearned income                      (66)      (331)
                                                       ------------------
           NET CASH PROVIDED BY OPERATING ACTIVITIES     1,621      1,355
                                                       ------------------

Cash Flows from Investing Activities:
   Purchase of property and equipment                     (249)       (44)
   Proceeds from sale of property and equipment             -          26
                                                       ------------------
           NET CASH (USED IN) INVESTING ACTIVITIES        (249)       (18)
                                                       ------------------

Cash Flows (Used In) Financing Activities,
   transfers to parent, net                             (1,324)    (1,361)
                                                       ------------------
           NET INCREASE (DECREASE) IN CASH                  48        (24)

Cash:
   Beginning                                               247        295
                                                       ------------------
   Ending                                              $   295    $   271
                                                       ==================



See Notes to Combined Financial Statements.

LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS
(Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois)

NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars In Thousands)
--------------------------------------------------------------------------------
NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:


   Lee Enterprises Certain Publishing Operations (Business) consists of two daily newspapers and one weekly newspaper, as well as other specialty and classified publications in Kewanee, Geneseo, and Aledo, Illinois and Ottumwa, Iowa owned by Lee Enterprises, Incorporated (Parent).

SIGNIFICANT ACCOUNTING POLICIES:

   Basis of presentation: The accompanying combined financial statements represent the net assets and associated revenues, expenses, and cash flows of the Business, assuming that the Business was organized as a separate legal entity.

   The Parent provides certain administrative services to the Business including general management, insurance, accounting, and payroll. Included within compensation costs are $347 and $430 of costs allocated from the Parent for the years ended September 30, 1998 and 1999, respectively.

   During the years ended September 30, 1998 and 1999, the Business utilized the printing services of affiliate newspapers owned by the Parent. Included within operating costs are approximately $800 and $855 of printing services purchased from affiliates of the Parent for the years ended September 30, 1998 and 1999, respectively.

   Accounting estimates: The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Inventories: Inventories consist principally of newsprint, which is priced at the lower of cost or market with cost being determined by the last-in, first-out method. Inventories as of September 30, 1998 and 1999 were less than replacement cost by $83 and $29, respectively.

   Property and equipment: Property and equipment is recorded at cost. Depreciation is calculated under the straight-line method over the estimated useful lives, 5 to 20 years for buildings and improvements, and 20 years for printing presses. Other major equipment is calculated under accelerated methods over 3 to 11 years.

   Revenue recognition: Circulation revenue, which is billed to the customers at the beginning of the subscription period, is recognized on a straight-line basis over the term of the related subscription. Advertising revenue is recognized upon publication of the advertisements. Revenue for job printing is recognized upon delivery. No individual customer accounts for a significant percentage of revenues.

LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS
(Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois)

NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars In Thousands)
--------------------------------------------------------------------------------
NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Income taxes: The Business represents a business unit of Lee Enterprises, Incorporated and as such does not file separate income tax returns. The provision for income taxes of the Business has been calculated as if the Business was a stand-alone corporation filing separate tax returns.

   The Business accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Cumulative deferred taxes have been settled through net assets.

   Financial instruments: The Business has reviewed the following financial instruments and has determined that their fair values approximated their carrying values as of September 30, 1998 and 1999 trade receivables, accounts payable, and accrued expenses.

   Intangible assets: Intangible assets consist of noncompetition agreements with former owners of the business, customer lists, and the excess of acquisition costs over estimated fair value of net assets acquired (goodwill). Amortization is calculated using the straight-line method over the respective estimated useful lives ranging from 3 years for noncompetition agreements, 5 years for customer lists, and 15 years for goodwill.

   Net Assets: The Business participates in the Parent's cash management system. Under the system, all cash generated by the Business is transferred to the Parent and all cash requirements of the Business are funded by the Parent. These transfers of funds are reflected in the net asset balance.

NOTE 2. INTANGIBLE ASSETS

Intangible assets as of September 30, 1998 and 1999 consists of the following:


                                1998    1999
                               --------------
Noncompetition agreements      $ 50     $ 50
Customer lists                   50       50
Goodwill                        785      785
                               --------------
                                885      885
Less accumulated amortization    85      164
                               --------------
                               $800     $721
                               ==============


NOTE 3. RETIREMENT PLAN

The Parent maintains a qualified defined contribution retirement plan (Plan) that covers all full-time employees of the Business who have satisfied minimum age and service requirements. Total contributions to the plan for the years ended September 30, 1998 and 1999 were approximately $182 and $197, respectively.

LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS
(Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois)

NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars In Thousands)
--------------------------------------------------------------------------------
NOTE 4. SUBSEQUENT EVENT

On October 1, 1999 Lee Enterprises, Incorporated (Lee) consummated an exchange of assets with Liberty Group Publishing, Inc. (Liberty). Lee transferred to Liberty substantially all the assets used in, and the liabilities related to, the publication, marketing, and distribution of the business. In exchange, Lee accepted substantially all the assets used in, and the liabilities related to, the publication, marketing, and distribution of six local newspapers and related publications in Beatrice, Nebraska together with $9,300,000 in cash.

             PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
              OF LIBERTY GROUP OPERATING, INC. AND SUBSIDIARIES AND
                                ACQUIRED BUSINESS


The following unaudited pro forma consolidated balance sheet as of September 30, 1999 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to Liberty Group Operating, Inc. and subsidiaries' (the Company) exchange of assets with Lee Enterprises, Incorporated (Lee Enterprises) and the purchase of assets from Lee Enterprises. The pro forma financial information is based on the respective historical financial statements of the Company and Lee Enterprises Certain Publishing Operations (Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois) (Lee Newspapers) giving effect to the exchange and purchase both under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 reflect adjustments as if the exchange and purchase both had occurred on January 1, 1998. The unaudited pro forma balance sheet as of September 30, 1999 gives effect to the exchange and purchase both has if they had occurred on September 30, 1999. See "Acquisition or Disposition of Assets."

The unaudited pro forma consolidated financial statements combine the unaudited balance sheet of the Company as of September 30, 1999 and the balance sheet of Lee Newspapers as of September 30, 1999 and the consolidated statements of operations of the Company for the year ended December 31, 1998 with Lee Newspapers' results for the fiscal year ended September 30, 1998. In addition, the unaudited pro forma results for the interim period combine the Company for the nine months ended September 30, 1999 with Lee Newspapers for the nine months ended September 30, 1999. Lee Newspapers' results for the nine months ended September 30, 1999 have been derived from Lee Newspapers' combined statements of income for the year ended September 30, 1999. The financial effects of the exchange and purchase as presented in the unaudited pro forma financial statements are not necessarily indicative of either financial position or results of operations that would have been obtained had the exchange or acquisition actually occurred on the dates set forth above, nor are they necessarily indicative of the results of future operations. The unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto, which are an integral part thereof, with the consolidated financial statements of Liberty Group Operating, Inc. and subsidiaries and notes thereto, and with the financial statements of the Lee Enterprises Certain Publishing Operations (Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois) and notes thereto included elsewhere in this Form 8-K/A.

                 Liberty Group Operating, Inc. and Subsidiaries

                 Unaudited Pro Forma Consolidated Balance Sheet
                               September 30, 1999
                             (dollars in thousands)



                                                              LIBERTY GROUP
                                                             OPERATING, INC         LEE         PRO FORMA
                                                              CONSOLIDATED       NEWSPAPERS    ADJUSTMENTS   PRO FORMA
                                                             ---------------------------------------------   ---------
                                ASSETS
Current assets:
     Cash and cash equivalents                                      --              271           (218)(c)          53
     Accounts receivable, net                                    19,742             921           (290)(d)      20,373
     Inventories                                                  1,938              56            (36)(d)       1,958
     Prepaid expenses                                               679              37             (7)(d)         709
     Other current assets                                           644             --             --              644
                                                             ---------------------------------------------   ---------

                                         Total current assets    23,003           1,285           (551)         23,737

Property, plant and equipment, net                               35,763             764           (456)(d)      36,071
Intangible assets, net                                          403,903             721          8,153 (b)(d)  412,777
Deferred financing costs, net                                     6,539             --             --            6,539
                                                             ---------------------------------------------   ---------

                                                 Total assets   469,208           2,770          7,146         479,124
                                                             =============================================   =========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Borrowings under revolving credit facility                  92,400             --            9,300 (a)    101,700
     Current portion of long-term liabilities                       400             --             --              400
     Accounts payable                                             4,528             109            (10)(e)       4,627
     Accrued expenses                                            12,834             175           (126)(d)      12,883
     Deferred revenue                                             6,897             674           (206)(d)       7,365
                                                             ---------------------------------------------   ---------

                                    Total current liabilities   117,059             958          8,958         126,975

Senior subordinated notes                                       180,000             --             --          180,000
Long-term liabilities, less current portion                       1,517             --             --            1,517
Deferred income taxes                                            15,691             --             --           15,691
                                                             ---------------------------------------------   ---------

                                            Total liabilities   314,267             958          8,958         324,183

Stockholders' equity:
     Common stock                                                   --              --             --              --
     Additional paid-in capital                                 148,663             --             --          148,663
     Accumulated earnings                                         6,278             --             --            6,278
     Net assets                                                     --            1,812         (1,812)(e)         --
                                                             ---------------------------------------------   ---------
                                   Total stockholders' equity   154,941           1,812         (1,812)        154,941

                   Total liabilities and stockholders' equity   469,208           2,770          7,146         479,124
                                                             =============================================   =========


See accompanying notes to pro forma consolidated financial statements.

                 Liberty Group Operating, Inc. and Subsidiaries

            Unaudited Pro Forma Consolidated Statements of Operations
                          Year Ended December 31, 1998
                             (dollars in thousands)



                                           LIBERTY GROUP
                                           OPERATING, INC       LEE           PRO FORMA
                                            CONSOLIDATED     NEWSPAPERS      ADJUSTMENTS    PRO FORMA
                                           ----------------------------------------------   ---------
Revenues:
     Advertising                                81,554           6,716            --           88,270
     Circulation                                22,844           2,833            --           25,677
     Job printing and other                      8,133             736            --            8,869
                                           ----------------------------------------------   ---------
                             Total revenues    112,531          10,285            --          122,816

Operating costs and expenses:
     Operating costs                            45,976           5,021            --           50,997
     Selling, general and administration        36,303           3,489            --           39,792
     Depreciation and amortization              11,917             394            530 (f)      12,841
                                           ----------------------------------------------   ---------
                     Income from operations     18,335           1,381           (530)         19,186

Interest expense                                18,372             --             752 (h)      19,124
Other expense                                      928             --             --              928
                                           ----------------------------------------------   ---------

          Income (loss) before income taxes       (965)          1,381         (1,282)           (866)

Income tax expense                                 --              539           (539)(g)         --
                                           ----------------------------------------------   ---------

Net income (loss)                                 (965)            842           (743)           (866)
                                           ==============================================   =========


     See accompanying notes to pro forma consolidated financial statements.

                 Liberty Group Operating, Inc. and Subsidiaries

            Unaudited Pro Forma Consolidated Statements of Operations
                      Nine Months Ended September 30, 1999
                             (dollars in thousands)



                                                 LIBERTY GROUP
                                                OPERATING, INC            LEE           PRO FORMA
                                                 CONSOLIDATED          NEWSPAPERS      ADJUSTMENTS       PRO FORMA
                                                --------------------------------------------------       ---------
Revenues:
     Advertising                                        86,707            4,954           (591)(d)          91,070
     Circulation                                        20,250            1,999           (158)(d)          22,091
     Job printing and other                              9,636              596            (14)(d)          10,218
                                                --------------------------------------------------       ---------

                                  Total revenues       116,593            7,549           (763)            123,379

Operating costs and expenses:
     Operating costs                                    51,787            3,784           (225)(d)          55,346
     Selling, general and administration                34,554            2,630           (245)(d)          36,939
     Depreciation and amortization                      11,093              272            299 (f)(d)       11,664
                                                --------------------------------------------------       ---------

                          Income from operations        19,159              863           (592)             19,430

Interest expense                                        17,790              --             564 (h)          18,354
Amortization of debt issue costs                           815              --             --                  815
                                                --------------------------------------------------       ---------

                        Income before net gain on
                        exchange and disposition of
                        assets and income tax expense      554              863         (1,156)                261

Net gain on exchange and disposition of assets           6,689              --             --                6,689

Income tax expense                                         --               336           (336)(g)             --
                                                --------------------------------------------------       ---------

Net income                                               7,243              527           (820)              6,950
                                                ==================================================       =========




     See accompanying notes to pro forma consolidated financial statements.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Pro Forma Financial Statements

The unaudited pro forma consolidated financial statements combine the unaudited balance sheet of the Company as of September 30, 1999 and the balance sheet of Lee Newspapers as of September 30, 1999 and the consolidated statements of operations of the Company for the year ended December 31, 1998 with Lee Newspapers' results for the fiscal year ended September 30, 1998. In addition, the unaudited pro forma results for the interim period combine the Company for the nine months ended September 30, 1999 with Lee Newspapers for the nine months ended September 30, 1999. Lee Newspapers' results for the nine months ended September 30, 1999 have been derived from Lee Newspapers' combined statements of income for the year ended September 30, 1999. The results of Lee Newspapers excluded from the September 30, 1999 statement of operations are net revenues of $2,623 and net income of $203.


Note 2 - Pro Forma Adjustments

The following adjustments are reflected in the unaudited pro forma consolidated statements of operations under the columns headed "Pro Forma Adjustments."

(a) The fair value of the Lee Newspapers approximates the cash paid plus the book value of the net assets transferred to Lee Enterprises. In the opinion of management of the Company, the book values of the assets and liabilities of the six local newspapers and related publications in Beatrice, Nebraska (Liberty Newspapers) approximates their fair values. As the fair value of the Lee Newspapers purchased by the Company equals the fair value of the Liberty Newspapers exchanged in the transaction plus the cash consideration paid to Lee Enterprises no gain or loss was recognized. The $9.3 million cash consideration paid in the exchange and purchase by the Company was provided under a credit facility in place which is led by Citicorp USA, Inc., as administrative agent.

(b) Represents the adjustment necessary to increase the Company's intangible assets balance as a result of the excess of the fair value of the Lee Newspapers over the fair value of the Liberty Newspapers, as follows:


         Fair value of Lee Newspapers                                   $22,802
         Tangible assets of the Lee Newspapers
              assumed by the Company                                     (1,831)
         Tangible liabilities of the Lee Newspapers
              assumed by the Company                                        948
                                                                        -------

                  Excess of fair value over net assets assumed           21,919

         Intangible assets of the Liberty Newspapers reflected
              in the Liberty Group Operating, Inc.
              Consolidated total                                        (13,045)
                                                                        -------

                  Increase in Company's intangible assets                 8,874

         Intangible assets of the Lee Newspapers
              not assumed by the Company                                   (721)
                                                                        -------

                  Pro forma adjustment required                           8,153
                                                                        =======

         The $1,831 of tangible assets of the Lee Newspapers assumed by the Company includes the $53 of cash received from Lee Enterprises and excludes $271 of cash and $721 of intangible assets.

(c) Represents the $53 of cash received from Lee Enterprises less the $271 of cash not assumed by the Company from the Lee Newspapers as part of the exchange.

(d) Represents the elimination of the Liberty Newspapers from the Liberty Group Operating, Inc. Consolidated total. The Liberty Newspapers were acquired by Liberty Group Operating, Inc. and Subsidiaries on July 1, 1999 in a transaction accounted for under the purchase method of accounting.

(e) Represents the elimination of the Lee Newspapers related party liability and net assets that would not be recorded by the Company as part of the exchange.

(f) Represents the adjustment necessary to amortize the additional $21,198 of intangible assets over their estimated useful lives, presently estimated for mastheads, advertising lists, and goodwill over 40 years, and subscriber lists over 33 years. The $21,198 of additional intangible assets is calculated as the $21,919 excess of fair value over net assets assumed (calculated in note (b)) less the $721 of intangible assets of the Lee Newspapers not assumed by the Company.

(g) Represents the elimination of the Lee Newspapers tax expense that would not be recorded by the Company had the exchange occurred on January 1, 1998.

(h) Represents the adjustment necessary to increase interest expense related to the additional borrowings of $9.3 million related to the exchange and purchase.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Liberty Group Operating, Inc.


Date: December 14, 1999             By: /s/ KENNETH L. SEROTA
                                       ------------------------

                                    Title: President and Chief Executive Officer
                                           -------------------------------------


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